As filed with the Securities and Exchange Commission on February 27, 2008

                           File No. 333-127915

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                               Amendment No. 8
                             to the Form SB-2 on

                                   FORM S-1

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VITAL PRODUCTS, INC.
              (Name of small business issuer in its charter)

          Delaware                     3089                       98-0464272
(State of other jurisdiction (Primary Standard Industrial       (IRS Employer
of incorporation)            Classification Code Number)  Identification Number)


                              35 Adesso Drive
                              Concord, Ontario
                              Canada  L4K 3C7
                              (905) 738-5216


(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Michael Levine, President
                               35 Adesso Drive
                              Concord, Ontario
                               Canada  L4K 3C7
                                (905) 738-5216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of communications to:

                            Amy M. Trombly, Esq.
                           Trombly Business Law
                          1320 Centre St., Ste. 202
                            Newton, MA  02459
                             (617) 243-0060


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer []                      Accelerated filer         []

Non-accelerated filer   []                      Smaller Reporting Company [x]

(Do not check if a smaller reporting company)



                       CALCULATION OF REGISTRATION FEE

Title of each| Amount of    | Proposed maximum| Proposed maximum| Amount of
class of     | shares to be | offering price  | Aggregate       | registration
securities to| registered(1)| per share (2)   | offering price  | fee
be registered|              |                 |                 |
-------------------------------------------------------------------------------
Common stock,|              |                 |                 |
to be sold by|              |                 |                 |
existing     |   3,500,000  |     $0.50       |     $1,750,000  |   $68.78 (3)
shareholders |              |                 |                 |
-------------------------------------------------------------------------------
Common Stock,|              |                 |                 |
held in      |              |                 |                 |
trust, to be |              |                 |                 |
distributed  |              |                 |                 |
to On The Go |   1,000,000  |       n/a       |         n/a     |      n/a
Healthcare,  |              |                 |                 |
Inc.         |              |                 |                 |
shareholders |              |                 |                 |
-------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).

(3) The fee related to this registration statement was paid when our initial SB-2 related to this offering was filed with the Securities Exchange Commission on August 29, 2005, in the amount of $1,433.29.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                PROSPECTUS

                           VITAL PRODUCTS, INC.

                 OFFERING UP TO 4,500,000 COMMON SHARES

This prospectus relates to the sale or distribution of up to 4,500,000 shares of our common Stock. 3,500,000 shares may be sold by several selling stockholders. 1,000,000 shares will also be distributed, without receipt of payment, pursuant to a trust held for the benefit of shareholders of On The Go Healthcare, Inc. after the registration statement filed with the Securities and Exchange Commission is declared effective and the shares list on the Over-the-Counter Bulletin Board. All costs associated with this registration will be borne by us.

The shares of our common stock are not currently traded.

                             ____________________

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE
              SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                             ____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The selling stockholders will sell at a price of $0.50 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to seek a listing on the Over-the-Counter Bulletin Board but we may not be successful.

Dealer Prospectus Delivery Obligation

Until [90 days from the date of effectiveness], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments.


The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, the date of this Prospectus is February 27, 2008.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          5
RISK FACTORS                                                                6
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS                 11
USE OF PROCEEDS                                                            11
DETERMINATION OF OFFERING PRICE                                            11
SELLING SECURITY HOLDERS                                                   12
PLAN OF DISTRIBUTION                                                       13
LEGAL PROCEEDINGS                                                          15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             17
DESCRIPTION OF SECURITIES                                                  17
INTEREST OF NAMED EXPERTS AND COUNSEL                                      18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES                                                          18
DESCRIPTION OF BUSINESS                                                    18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                  20
DESCRIPTION OF PROPERTY                                                    26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   27
EXECUTIVE COMPENSATION                                                     27
FINANCIAL STATEMENTS                                                 F1 - F23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE                                                     28

                             PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                            VITAL PRODUCTS, INC.

We incorporated in the State of Delaware on May 27, 2005. We commenced business under the Vital Products name in June 2005, after having purchased the assets of the Childcare Division of On The Go Healthcare, Inc. We manufacture two products under the "Vital Products" name: a padded training seat that helps toddlers with potty training, and a baby bath with a contoured shape to cradle babies 0-6 months old. All of our business lines were acquired from the Childcare Division of On The Go Healthcare, Inc., which conducted our business lines under different management and with different resources and capitalization prior to May 27, 2005. The business was not profitable while conducted by On The Go Healthcare, Inc.

This is our initial public offering. There is not currently a market for our common stock. We intend for our shares to be listed on the Over-the-Counter Bulletin Board but our stock has not been approved for trading on the Over-the-Counter Bulletin Board as of the date of this prospectus. We cannot determine if an active market will develop for our common stock. Additionally, we cannot determine or predict the price at which our common stock will initially trade. The selling stockholders will sell at a price of $0.50 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. 1,000,000 shares will also be distributed, without receipt of payment, pursuant to a trust held for the benefit of shareholders of On The Go Healthcare, Inc. after the registration statement filed with the Securities and Exchange Commission is declared effective and our common stock is traded on the Over-the-Counter Bulletin Board.

HOW TO CONTACT US

Our principal executive offices are located at 35 Adesso Drive, Concord, Ontario Canada L4K 4Y2. Our telephone number is (905) 738-5216.


SALES BY OUR SELLING STOCKHOLDERS

This prospectus relates to the sale of up to 4,500,000 shares of our common stock. 3,500,000 shares may be sold by several selling stockholders. 1,000,000 shares will also be distributed, without receipt of payment, pursuant to a trust held for the benefit of shareholders of On The Go Healthcare, Inc. after the registration statement filed with the Securities and Exchange Commission is declared effective and our common stock is traded on the Over-the-Counter Bulletin Board.


The Offering


Common stock offered             4,500,000 shares

Use of proceeds                  We will not receive any proceeds from the
                                 sale by the selling stockholders of our
                                 common stock or shares distributed by the trust.

Symbol for our common stock      Our common stock is not currently traded.

                                 RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information included in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.


RISKS RELATED TO OUR BUSINESS

WE ARE NOT CURRENTLY PROFITABLE AND WE MAY NEVER BECOME PROFITABLE.

Our future operations may not be profitable if we are unable to develop our business. Our ability to raise revenues and profits, if any, will depend upon various factors, including whether we will be able to raise funding to develop and market new products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve these goals would have an adverse impact on our business.

WE HAVE A LIMITED OPERATING HISTORY AND YOU MAY LOSE YOUR INVESTMENT IF WE ARE UNABLE TO MARKET OUR CHILDCARE PRODUCTS.

We commenced operations in June 2005 and have engaged in limited business activities manufacturing and marketing childcare products. We will face demands typically faced by start-up companies. We may experience problems, delays, expenses and difficulties, which are typically encountered by companies in an early stage of development, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and costs related to development, regulatory compliance, production, marketing, economic and political factors and competition. We may not be able to develop, provide at reasonable cost, or market successfully, any of our products. Therefore, we could go out of business and you may lose your investment.

WE GRANTED ON THE GO HEALTHCARE, INC. A SECURITY INTEREST IN SUBSTANTIALLY ALL OF OUR ASSETS AND, IF WE DEFAULT ON OUR FINANCING ARRANGEMENT WITH THEM, THEY HAVE THE RIGHT TO TAKE SUBSTANTIALLY ALL OF OUR ASSETS.

In order to satisfy our obligation to issue Notes Payable as part of our acquisition of assets from On The Go Healthcare Inc., in July 2005 we issued two promissory notes totaling $1,005,000. In February 2006, we replaced the two promissory notes with two new Secured Promissory Notes totaling $1,206,000 which included $201,000, the amount which would be due in accrued interest for one full year. We must repay the Secured Promissory Notes one year after the Securities and Exchange Commission declares this registration statement effective. Until that time, on July 3, 2006 and each anniversary thereafter, the face value of the Secured Promissory Notes will increase by 20% until the Secured Promissory Notes are paid in full. The Secured Promissory Notes pay 20% simple annual interest. We may prepay the Secured Promissory Notes at any time with accrued interest and without penalty. The Secured Promissory Notes had a principal balance of $1,447,200 for the year ended July 31, 2007 and principal and interest of $1,545,434 for the quarter ended October 31, 2007.

To secure these Secured Promissory Notes, we granted to On The Go Healthcare a security interest in our assets. If we do not repay the Secured Promissory Notes according to their terms, On The Go Healthcare will have the right to seize substantially all of our assets. Additionally, On The Go Healthcare could liquidate our assets and retain any and all of the funds from the liquidation. If this happens, it is extremely likely our business will end and you will lose your whole investment.

WE MAY NOT BE ABLE TO OBTAIN RAW MATERIALS FOR OUR CHILDCARE LINE AT AN ACCEPTABLE COST TO MAKE OUR PRODUCTS, AND THEREFORE, WE MAY NOT BE ABLE TO GENERATE REVENUES.

We rely on the performance and cooperation of independent suppliers and vendors of raw materials for our childcare line whose services are and will be a material part of our products. We do not have, nor will we have, any direct control over these third parties. Furthermore, we do not have any formal agreements with our suppliers. Our President, Michael Levine, has established relationships with the suppliers of our foam, plastic, cardboard and flexible PVC raw materials. If these relationships end and we are unable to obtain raw materials at an acceptable cost, we will not be able to produce our products, and therefore, we may not be able to generate revenues. Six Points Plastics, Inc. supplies us with the plastic pellets used to make molded plastic. We could find a replacement should we lose this supplier, however, it would be at some expense. Our foam supplier, Valle Foam Industries, is one of the few companies in Canada who supplies the foam used in the padded toddler training seat, therefore it would be difficult to find a cost-effective replacement. Any other suppliers, however, can be replaced at no cost and therefore do not pose any risk.

WE NEED EXTERNAL FUNDING TO SUSTAIN AND GROW OUR BUSINESS AND IF WE CANNOT FIND THIS FUNDING ON ACCEPTABLE TERMS, WE MAY HAVE TO CURTAIL OUR OPERATIONS AND WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN WHICH WOULD REDUCE OUR REVENUES.

We may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. We will require additional funds to enable us to operate profitably and grow our business. We believe we will need $300,000 to $350,000 to run our business for the twelve months after the SEC declares this registration statement effective. We anticipate that we will need $75,000 of those funds for accounting and legal costs and the rest would be used for working capital including rent and salaries.
We had initially received a commitment from Dutchess Private Equities Fund for an Equity Line of Credit, however we could not include the shares required by the Equity Line funding on this registration statement. As a result, we had to terminate the Equity Line financing with Dutchess. We believe, based on our discussions and history with Dutchess, that Dutchess may still provide financing to us in the future. However, there is no guarantee that Dutchess will provide the financing we need.

The financing we need may not be available on terms acceptable to us or at all. We currently have no bank borrowings and we may not be able to arrange any debt financing. Additionally, we may not be able to successfully consummate offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or creating debt, we may not be able to sustain or grow our business which may cause our revenues and stock price to decline.

OUR ORIGINAL SHAREHOLDERS HAVE CONTROL OVER OUR POLICIES AND AFFAIRS AND THEY MAY TAKE CORPORATE ACTIONS THAT COULD NEGATIVELY IMPACT OUR BUSINESS AND STOCK PRICE.

Our original shareholders own approximately 51% of our voting securities. The original shareholders will control our policies and affairs and all corporate actions requiring shareholder approval, including the election of directors. Additionally, these holdings may delay, deter or prevent transactions, such as mergers or tender offers, that would otherwise benefit investors.

WE DO NOT OWN PATENTS ON OUR PRODUCTS AND, IF OTHER COMPANIES COPY OUR PRODUCTS, OUR REVENUES MAY DECLINE WHICH MAY RESULT IN A DECREASE IN OUR STOCK PRICE.

We do not own patents on our products and we do not intend to file for patent protection on those products. We do not currently have the capital required to register any patent and would not be able to expend the funds necessary to defend a patent if it was infringed. At this time, we believe that the benefit of obtaining patents would be outweighed by their expense.
Therefore, another company could recreate our products and could compete against us, adversely affecting our revenues.

TO INCREASE OUR REVENUE, WE MUST INCREASE OUR SALES FORCE AND EXPAND OUR DISTRIBUTION CHANNELS. IF WE ARE NOT SUCCESSFUL IN THESE EFFORTS, OUR BUSINESS WILL NOT GROW WHICH COULD RESULT IN A DECREASE IN OUR STOCK PRICE.

To date, we have sold our products primarily through our direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships. We may not have the working capital to hire additional direct sales and tele-sales personnel. We may not be able to successfully expand our tele-sales force or other distribution channels, and any expansion, if achieved, may not result in increased revenue or profits.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR PLANNED GROWTH, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS AND COULD RESULT IN INCREASING COSTS AS WELL AS A DECREASE IN OUR STOCK PRICE.

As of January 18, 2008 we had two full-time employees and one part-time employee. We intend to expand our customer base and develop new products.
To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we cannot effectively manage our growth, our business may be harmed.

IF WE LOSE THE RESEARCH AND DEVELOPMENT SKILLS AND MANUFACTURING CAPABILITIES OF OUR FOUNDER, OUR ABILITY TO ATTAIN PROFITABILITY MAY BE IMPEDED AND IF WE DO NOT ATTAIN PROFITABILITY, OUR STOCK PRICE MAY DECREASE AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

Michael Levine founded our Company. He invested the necessary start-up costs from his personal finances and he is our chief product engineer. In addition, Mr. Levine has relationships with our key raw material suppliers. These relationships with our raw material suppliers afford us access to valuable resources that help ensure raw product availability on time that is competitively priced. Our success depends in large part upon Mr. Levine's contacts in this industry. If we were to lose the benefit of his services, our ability to obtain raw materials at an affordable price would be adversely effected which would have a negative impact on our operations. We presently have no employment agreement with Mr. Levine.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated September 19, 2007, our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern in our financial statements for the fiscal year ended July 31, 2007. The auditors raised concerns about our ability to continue as a going concern as a result of losses during the period and working capital deficit. The auditors also raised concerns about our need to obtain additional financing to continue our operations. We may not be able to obtain sufficient additional funds in the future. The auditors also state that these conditions cause substantial doubt about our ability to continue as a going concern.
A failure to continue as a going concern would require that stated amounts of assets and liabilities be reflected on a liquidation basis that could differ from the going concern basis.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

A TRADING MARKET MAY NOT DEVELOP FOR OUR COMMON STOCK AND YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO SELL YOUR SHARES FOR THE FORESEEABLE FUTURE.

Our common stock does not currently trade in any market or exchange. As of January 18, 2008, we had only 12 shareholders. This number of shareholders will not be sufficient to build a trading market and we may not sufficiently expand our number of shareholders for the foreseeable future. We intend to list our shares on the Over-the-Counter Bulletin Board but we may not be successful in making that listing. If a trading market does not develop for our common stock, you may find it difficult or impossible to sell your shares.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT WHICH MAY MAKE OUR STOCK LESS LIQUID AND MAKE IT HARDER FOR INVESTORS TO BUY AND SELL OUR SHARES.

Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

IF OUR STOCK DOES TRADE IN A MARKET OR EXCHANGE, OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR COMMON STOCK AT OR ABOVE THE PRICE YOU PAID.

Prior to this offering, our common stock has not been traded in a public market. We cannot predict the extent to which a trading market will develop or how liquid that market might become. Additionally, we are not selling shares in this offering. The selling stockholders will sell their shares at such prices and such times as they determine. It is possible that they may not sell their shares at all. The selling stockholders will sell at a price of $0.50 per share until the shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to seek a listing on the Over-the-Counter Bulletin Board but we may not be successful. The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

      - Quarterly variations in our results of operations or those of our competitors.

      - Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

      - The emergence of new sales channels in which we are unable to compete effectively.

      - Our ability to develop and market new and enhanced products on a timely basis.

      - Commencement of, or our involvement in, litigation.

      - Any major change in our board or management.

      - General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

WE ARE EXPOSED TO FOREIGN CURRENCY RISKS.

Significantly all of our operations are located in Canada and most of our transactions are in the local currency. In the future, we intend to expand our operations, possibly into the U.S. and therefore we may be exposed to interest rate fluctuations. We do not trade in hedging instruments and a significant change in the foreign exchange rate between the Canadian Dollar and U.S. Dollar could have a material adverse effect on our business, financial condition and results of operations.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We expect to include at least $25,000 in legal expenses and $50,000 in accounting expenses to comply with SEC reporting requirements. Additionally, we expect to pay at least $50,000 in salaries to our employees for their time required to comply with SEC reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.


                                USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering.


                        DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at a price of $0.50 per share until the shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

                            SELLING SECURITY HOLDERS

Based upon information available to us as of January 18, 2008, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.


Name and Address       Ownership   Number of    Number of Shares   Percentage
of Beneficial Owner    Before      Shares       Owned After        Owned After
                       Offering    Offered      Offering(1)        Offering (2)
------------------------------------------------------------------------------

Nadav Elituv (3)        500,000      500,000         -0-             0%
53 Theodore Pl.
Thornhill, Ontario
Canada L4J 8E4

The Cellular            500,000      500,000         -0-             0%
Connection Ltd. (4)
P.O. Box 562
Richmond Hill, Ontario
Canada L4B 4R6

Ari Blaine (5)          500,000      500,000         -0-             0%
7 Felica Court
Thornhill, Ontario
Canada L4J 5K6

Simeon Wohlberg (6)     500,000      500,000         -0-             0%
30 Morgan Street
Stamford, CT 06905

Brett W. Gold (7)       500,000      500,000         -0-             0%
60 Sutton Place SP #6EN
New York, NY  10022

Al Kau (8)              500,000      500,000         -0-             0%
33671 Chula Vista
Monarch Beach,
CA 92629

Doug Clark (9)          500,000      500,000         -0-             0%
11220 Guelph Line
Campbellville, Ontario
Canada LOP 1B0

(1) These numbers assume the selling stockholders sell all of their shares prior to the completion of the offering.

(2) Based on 10,750,000 shares outstanding as of January 18, 2008.

(3) Mr. Elituv received 500,000 shares of common stock on May 27, 2005 for services related to the purchase of our assets. Mr. Elituv has received compensation from On The Go Healthcare for brokering several acquisitions made by On The Go Healthcare.

(4) The principal of The Cellular Connection, Ltd. is Stuart Turk. We issued restricted shares pursuant to a services agreement for product design services with The Cellular Connection, Ltd. on May 27, 2005. Stuart Turk is the Chief Executive Officer of On The Go Healthcare, Inc.

(5) Mr. Blaine received 500,000 shares of common stock on May 27, 2005 for investor relations services including marketing, press releases and other general support aimed at improving investor relations.

(6) Mr. Wohlberg received 500,000 shares of common stock on May 27, 2005 for investor relations services including marketing, press releases and other general support aimed at improving investor relations.

(7) Mr. Gold received 500,000 shares of common stock on May 27, 2005 for investor relations services including marketing, press releases and other general support aimed at improving investor relations.

(8) Mr. Kau received 500,000 shares of common stock on May 27, 2005 for investor relations services including marketing, press releases and other general support aimed at improving investor relations.

(9) Mr. Clark received 500,000 shares of common stock on May 27, 2005 for integration services.


                                PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

     - in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

     - in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     - at a price of $0.50 per share for the duration of the offering or until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;

     -  in negotiated transactions;

     -  in a combination of such methods of sale; or

     -  any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

    - engage in any stabilization activity in connection with any of the shares;

    - bid for or purchase any of the shares or any rights to acquire the shares,

    - attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

    - effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities
Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities
Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

1,000,000 shares will also be distributed, without receipt of payment, pursuant to a trust held for the benefit of shareholders of On The Go Healthcare, Inc. Pursuant to the terms of the trust, distribution of the shares by the Trustee is conditioned upon the Securities and Exchange Commission declaring this registration statement effective, and the shares becoming free trading. The trust shall cease to exist upon the distribution of the shares to the shareholders of On The Go Healthcare, Inc. These beneficiaries shall receive distributions consistent with their pro rata ownership of On the Go Healthcare, Inc. common stock as of the date our shares are traded on the Over-the-Counter Bulletin Board.


LEGAL PROCEEDINGS

We are not aware of any litigation or potential litigation affecting us, our officers or directors or our assets.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of January 18, 2008, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualified. All of the officers serve at the pleasure of our Board of Directors.

Name                            Age       Position
-----------------------------------------------------------------------------
Michael Levine (1)              48        President, Chairman, Chief
                                          Executive Officer and Director

Henry Goldberg, C.A. CFE        55        Chief Financial Officer and
                                          Director

Bram Lecker B.A.  L.L.B         50        Director

Jeffrey Levine (1)              44        Secretary and Treasurer
-----------------------------------------------------------------------------
(1) Michael Levine and Jeffrey Levine are brothers.


BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Mr. Michael Levine has been our Chief Executive Officer and Chairman of the Board since June 2005. Mr. Levine devotes a minimum of 25% of his working time to the affairs of our Company. Prior to joining us, Mr. Levine founded and was the President of Zynpak Packaged Products, Inc. for the past 20 years. Mr. Levine attended McGill University.

Henry Goldberg has been our Chief Financial Officer and a Director since
June 2005. Mr. Goldberg devotes a minimum of 25% of his working time to the affairs of our Company. Prior to joining us, Mr. Goldberg has been a Partner of the Charter Accounting firm of Norman, Goldberg & Co. since 1979.
Mr. Goldberg is further a Director of Noblehouse Communications Limited, a public corporation. Mr. Goldberg has earned the designations of Certified Financial Planner and Fraud Examiner, and Chartered Accountant in his years in the field.

Mr. Bram Lecker has been our Director since June 2005. Mr. Lecker has been in private practice since 1984 specializing in employment and commercial law. Mr. Lecker is also the co-founder of Yog'n'berries, a frozen yogurt and related products wholesale and retail business and is involved in the introduction of "Mackenzie Method" spinal therapy pain relief and
rehabilitation protocols to Ontario, Canada therapy centers.   Mr. Lecker
graduated from both York University in Toronto, Canada and University of Ottawa Law School.

Mr. Jeffrey Levine has been our Secretary and Treasurer since June 2005. Prior to joining us, Mr. Levine worked from 1983 to 1995 as the Director of Electronic Data Information at Globe Communications, an international periodical publishing company. Since 1995 he has served as the Director of Electronic Data Information at Toronto, Canada based Zynpak Packaged Products, Inc. Mr. Levine graduated from Concordia University in Montreal, Canada in 1983 with a B.A. in Computer Science.


EXECUTIVE COMPENSATION


Summary Compensation Table

--------------------------------------------
Name and  Year   Base   Bonus  Dollar Value
Principal Ended  Salary          of Total
Position  July                 Compensation
          31,                    for the
                                 Covered
                                 Fiscal
                                  Year
                   $      $        $

  (a)      (b)    (c)    (d)      (j)
--------------------------------------------

Michael
Levine,
President,
Chairman,
Chief
Executive
Officer
and
Director   2007    -0-    -0-      -0-
           2006    -0-    -0-      -0-
--------------------------------------------

BOARD OF DIRECTORS

We currently have three members of our Board of Directors who are elected to annual terms until their successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve until their successors have been duly elected and qualified.

COMPENSATION OF THE BOARD OF DIRECTORS

We pay our directors $250 for each Board meeting in cash. We make the payments to the directors when the Board determines that we have sufficient cash to make such payments. We did not pay director compensation during the fiscal years ended July 31, 2006 or July 31, 2007.


AUDIT COMMITTEE

We do not have a separate Audit Committee. Our full Board of Directors performs the functions usually designated to an Audit Committee.
Mr. Goldberg, a director and our Chief Financial Officer, qualifies as an "audit committee financial expert" as defined in Item 401(e)(2) of Regulation S-B.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of January 18, 2008 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock,
(ii) each current director, (iii) each current executive officer and
(iv) all of our directors and current executive officers as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.


Name and Address of                         Common Shares        Percent
of Beneficial Owner (1)                     Beneficially         of Class (2)
                                            Owned
-----------------------                    ----------------     ------------
Michael Levine (3)                             4,000,000              37.2 %

David Walt                                     1,500,000              14.0 %

Henry Goldberg, C.A. CFE                               0               -0-

Bram Lecker B.A.  L.L.B                                0               -0-

Jeffrey Levine (3)                                     0               -0-

Nfc Corporation                                  750,000               7.0 %

Trust to Benefit On The Go
Healthcare Shareholders (4)                    1,000,000               9.3 %

Directors and executive officers
as a group (4 persons)                         5,500,000              51.2 %


(1) The address of all individual directors and executive officers is c/o Vital Products, Inc., 35 Adesso Drive, Concord, Ontario, L4K 3C7.

(2) The number of shares of common stock issued and outstanding on January 18, 2008 was 10,750,000 shares.

(3)  Jeffrey Levine and Michael Levine are brothers.

(4) Amy M. Trombly is trustee of the Vital Products, Inc. Trust. As such, she has voting and dispositive control over the shares in accordance with the terms of the trust. Ms. Trombly disclaims beneficial ownership of the trust. The shares were issued on May 27, 2005 as part of a transaction with On The Go Healthcare, Inc. to acquire certain assets.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, par value $0.0001 per share.

Miscellaneous Rights and Provisions. There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls.

Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore.

Voting. A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote, either in person or by proxy, per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Amy M. Trombly serves as Securities counsel to our Company. Ms. Trombly currently serves as trustee to a Trust holding 1,000,000 shares of our common stock for the benefit of the shareholders of On The Go Healthcare, Inc.
Ms. Trombly has voting and dispositive control over the shares in accordance with the terms of the trust; however she does not have a financial interest in the trust other than normal fees for serving as its trustee.
Ms. Trombly disclaims beneficial ownership of the shares.

Other than as described above, no expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in our Company or was a promoter, underwriter, voting trustee, director, officer, or employee of our Company. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Certificate of Incorporation and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of Delaware on May 27, 2005. We commenced business, under the Vital Products name in June 2005, having purchased assets from On The Go Healthcare, Inc.

OUR BUSINESS

We manufacture two products under the On The Go name: a padded training seat that helps toddlers with potty training, and a baby bath with a contoured shape to cradle babies 0-6 months old. These products will continue to be manufactured under the On The Go name. We intend to manufacture all of our new products under the Vital Products brand.

EMPLOYEES

As of January 18, 2008 we have two full-time employees and one part-time employee.

CUSTOMERS

We market our childcare products to the consumer market via distribution into small, independent retailers and pharmacies. In general, the dealers and retailers to whom we market our products also sell other similar products, some of which compete with our products.

Rather than depending on one or even a few major customers, we sell our products to 26 different customers which are mainly small, independent businesses across Canada with further distribution into the United States and the United Kingdom. During the year ended July 31, 2007, approximately $15,550 or 30% of our income was derived from one customer.


DISTRIBUTION/DEALER NETWORK

We provide same-day and next-day services to all of our customers. Our truck delivers to our local customers and we utilize same day and next day couriers such as FedEx, UPS and Purolator to meet our delivery commitments. We believe that our ability to continue to grow our revenue base depends in part upon our ability to provide our customers with efficient and reliable service.

We distribute our products through one primary point of distribution located in Concord, Ontario, Canada. We plan to distribute our products from other distribution facilities if and when required. However, we have not committed our resources at this time for any additional distribution facilities.

WHOLESALE OPERATIONS

We currently sell certain of our childcare products wholesale to Bibs n' Stuff located in England and Juvenile Solutions located in the United States. Through our wholesale agreements, we sell our products in bulk to these entities. In turn, these entities resell them.

COMPETITION

We compete with other manufacturers and distributors who offer one or more products competitive with the products we sell. However, we believe that no single competitor serving our markets offers as competitive a price as we do. Our principal means of competition are our quality, reliability, and value-added services, including delivery and service alternatives.

The childcare products industry is highly competitive, characterized by the frequent introduction of new products and includes numerous domestic and foreign competitors, some of which are substantially larger and have greater financial and other resources than we do. We compete principally on the basis of offering quality products at competitive prices and providing high quality customer service. Our competition includes:

        * Ginsey Inc.
        * Dorel Juvenile Group
        * RC2 Corporation
        * Mommy's Helper, Inc.

PRODUCT DEVELOPMENT

We have approximately eight products under development. All of the products are in the initial stages of development. We do not intend to further develop the products until we raise additional funding.

MANUFACTURING AND PRODUCT SOURCING

We manufacture our childcare products. Our operations rely on a just-in-time manufacturing processes. With just-in-time, our production is triggered by immediate customer demand and our inventories of finished goods are either nonexistent or kept to a minimum. We only build products to meet a customer's shipment schedule. All other supplies used in the manufacturing process are readily available from any number of local suppliers, at competitive prices and delivered within 24 hours in most cases.

We rely on the performance and cooperation of independent suppliers and vendors of raw materials for our childcare line whose services are and will be a material part of our products. We rely on these subcontractors to manufacture the components of our products which are all based on purchase orders which the subcontractors can accept or reject. We purchase all of the parts from the subcontractors and perform the final assembly in our facility. Six Points Plastics, Inc. supplies us with molded plastic. Our foam supplier, Valle Foam Industries, is one of the few companies in Canada who supplies the foam used in the padded toddler training seat. The key products purchased from these subcontractors are utilized in the final assembly of our products. The nature of the relationship with these subcontractors is that the subcontractor holds our proprietary tools so that the products are exclusively those of our company and cannot be used for other companies.

GOVERNMENTAL REGULATION

Our childcare products are subject to various laws, rules and regulations in the United States, including the Federal Consumer Product Safety Act, the Federal Hazardous Substances Act, as amended, the Federal Flammable Fabrics Act, the Child Safety Protection Act, and the regulations promulgated under each of these Acts. These laws empower the Consumer Product Safety Commission to protect children from hazardous toys and other articles. The Consumer Product Safety Commission has the authority to exclude from the market products that are found to be hazardous and to require a manufacturer to repurchase these products under certain circumstances. In addition, the Federal Flammable Fabrics Act empowers the Consumer Product Safety
Commission to regulate and enforce flammability standards for fabrics used in consumer products. Similar laws and regulations exist in various international markets in which our products may be sold, including Canada. While we design our products to ensure that they comply with laws and regulations, it is possible that defects may be found in our products, resulting in product liability claims, recalls of a product, loss of revenue, diversion of resources, damage to our reputation or increased warranty costs, any of which could have a material adverse effect on our business, financial condition, and results of operation.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the accompanying notes.

OVERVIEW

We incorporated in the State of Delaware on May 27, 2005 and commenced business under the Vital Products name in July 2005. We manufacture products under the "Vital Products" name and we also manufacture and market products under
the "On The Go Healthcare" name.   Our fiscal year end is July 31.

MANAGEMENT'S STRATEGIC VISION

Our overall business strategy primarily rests on our ability to secure additional capital through financing activities. As we secure these funds, we plan to further develop our products that are currently in the initial development stage. In addition to increasing our product offerings, we intend to increase our distribution channels, making our products more widely available in additional markets.

Challenges and Uncertainties

We had initially received a commitment from Dutchess Private Equities Fund for an Equity Line of Credit, however we could not include the shares required by the Equity Line funding on this registration statement. As a result, we had to terminate the Equity Line financing with Dutchess. As an outfall to not obtaining the financing that we initially anticipated, on April 30, 2006, we transferred our entire inventory related to the Heinz products to Leda Health Innovations, Inc. to reduce our accounts payable at period end. Leda Health Innovations, Inc. is owned by David Walt who is one of our shareholders. This left us with only two products to offer to consumers, our padded training seat and baby bath.

Based on our discussions and history with Dutchess, we believe that Dutchess may still provide financing to us in the future. However, there is no guarantee that Dutchess or any other investor will provide the financing we need. In addition, the financing we need may not be available on terms acceptable to us or at all. We currently have no bank borrowings and we may not be able to arrange any debt financing. Additionally, we may not be able to successfully consummate offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or creating debt, we may not be able to sustain or grow our business which may cause our revenues and stock price to decline.

The childcare products industry is highly competitive and many of our competitors are substantially larger and have greater brand strength and financial and other resources than we do. We intend to remain competitive on the basis of price, quality, reliability and customer service; however there is no guarantee that the childcare products industry will accept our products into the marketplace.

Objectives

Our objectives include enhancing our reputation as a supplier of quality, affordable childcare products, while broadening our product offerings, increasing sales to existing customers and expanding our customer base in Canada and the United States. The following are our short-term goals for the fiscal year ended July 31, 2008:

* obtain additional financing from our existing shareholders and other strategic investors;
* continue to develop and grow our wholesale business in England and the United States;
* develop a specific marketing plan that develops our brand; and
* use additional funding to further develop the products currently in the initial stages of development.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Financial Statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, inventories, impairment of long-term assets, income taxes and loss contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies, among others, may be impacted significantly by judgment, assumptions and estimates used in the preparation of the Financial Statements:

Foreign Currency Translation

We consider the functional currency to be the local currency and, accordingly, our financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign exchange are included as a component of other comprehensive income (loss) within stockholders' deficit. Significantly all of our operations are located in Canada.

Intangibles

In accordance with Statement of Financial Accounting Standards (SFAS)
No. 142, "Goodwill and Other Intangible Assets," which was adopted in its entirety on May 27, 2005, we evaluate the carrying value of intangible assets annually as of July 31 and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. When evaluating whether or not the asset is impaired, we compare the fair value of the reporting unit to which the asset is assigned to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of the reporting unit to its carrying amount. The initial evaluation of our intangible assets, completed as of July 31, 2005 in accordance with (SFAS) No. 142 resulted in an impairment loss of $150,000. Our management performed an evaluation of our intangible assets as at July 31, 2006 which revealed an impairment of $250,000 which is reflected in our financial statements.

Revenue Recognition

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, or SAB 101, "Revenue Recognition in Financial Statements" as modified by Securities and Exchange Commission Staff Accounting Bulletin No. 104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. We generally recognize revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

Comprehensive Income

We have adopted Statement of Financial Accounting Standards No. 130, or SFAS 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholders' deficit and in the balance sheet as a component of shareholders' deficit.

RESULTS OF OPERATIONS

COMPARISON OF RESULTS FOR THE QUARTER ENDED OCTOBER 31, 2007 AND 2006

Revenues: Revenues for the quarter ended October 31, 2007 decreased by $9,105 to $6,875 as compared to the quarter ended October 31, 2006 which had revenues of $15,980. The decrease in revenues was primarily the result of us not having enough sales people selling our products. In late September, we were forced to let one sales person go as a result of not having enough money to support this employee's salary. By having too few sales people selling our products, we had fewer sales to existing customers. In addition, as a result of the foreign currency exchange, we were less competitive to customers located in the United States.

Cost of Sales: Our Cost of Sales for the quarter ended October 31, 2007 decreased by $7,568 to $4,665 as compared to the quarter ended
October 31, 2006 which was $12,233. The decrease in Cost of Sales was directly related to a decrease in sales.

Selling, General and Administrative Expenses: Our Selling, General and Administrative Expenses were $18,037 for the quarter ended October 31, 2007, an increase of $7,400 compared to the quarter ended October 31, 2006 which were $10,637. The increase in Selling, General and Administrative Expenses was primarily the result of rent expense.

Net income (loss): Our net income for the quarter ended October 31, 2007 was $89,594, an increase of $210,692 as compared to the loss of $121,098 for the quarter ended October 31, 2006. The increase in net income compared to the prior period was primarily attributable to a gain on currency exchange rate as a result of the strengthening Canadian Dollar compared to the U.S. Dollar.

Our Total Assets for the quarter ended October 31, 2007 were $61,508, a decrease of $1,070, as compared to the fiscal year ended July 31, 2007 which were $62,578. Our Total Liabilities for the quarter ended
October 31, 2007 were $1,926,969, an increase of $128,575, as compared to the fiscal year ended July 31, 2007 which were $1,798,394. The increase in our total liabilities compared to the prior year was primarily the result of additional interest accrued on our note payable to On The Go Healthcare, Inc. totaling $73,592.

COMPARISON OF RESULTS FOR THE YEARS ENDING JULY 31, 2007 AND 2006

Revenues: Revenues for the year ended July 31, 2007 decreased by $340,493 to $51,390 as compared to the year ended July 31, 2006 which had revenues of $391,883. The decrease in revenues was primarily the result of us not having enough sales people selling our products. As a result, we had fewer sales to existing customers. Additionally, on April 30, 2006, we transferred our entire inventory related to the Heinz products to Leda Health Innovations, Inc. to reduce our accounts payable at period end. This left us with only two products to offer to consumers. As a result, we had had fewer products to sell which attributed to the decrease in revenues. Finally, as a result of the foreign currency exchange, we were less competitive to customers located in the United States.

Cost of Sales: Our Cost of Sales for the period ended July 31, 2007 decreased by $325,622 to $34,679 as compared to the year ended July 31, 2006 which were $360,301. The decrease in cost of sales was directly related to a decrease in sales.

Selling, General and Administrative Expenses: Our Selling, General and Administrative costs were $127,581 for the year ended July 31, 2007 a decrease of $23,088 compared to the year ended July 31, 2006 which were $150,669. The decrease in selling, general and administrative expenses was primarily the result of a reduction of payroll expense by approximately $40,000 due to terminating the employment of a manufacturing employee.

Impairment on Intangible and Fixed Asses: Our expense related to impairment in intangible assets for the year ended July 31, 2007 was $-0- compared to the year ended July 31, 2006 of $250,000. In the year ended July 31, 2006, we had written goodwill related to the acquisition of the Childcare Division from On The Go Healthcare, Inc. since we believe it had no future economic benefit. Our expense related to the impairment of fixed assets for the year ended July 31, 2007 was $438,007 compared to the year ended July 31, 2006 of $-0-. In the year ended July 31, 2007, we had written off certain equipment and molds acquired from the Childcare Division from On The Go Healthcare, Inc. which we believe had no future economic benefit. Overall, the net impairment expenses of both intangible and fixed assets for the year ended July 31, 2007 was $438,007, an increase of $188,007 compared with the year ended
July 31, 2006 of $250,000.

Net Loss: Our Net Loss for the period ended July 31, 2007 was $1,006,588, an increase of $218,608 as compared to $787,980 for the year ended July 31, 2006.

Our Total Assets at our fiscal year ended July 31, 2007 were $62,578, a decrease of $599,952, as compared to the fiscal year ended July 31, 2006 which were $662,530. The decrease in our total assets compared to the prior year was primarily the result of the impairment of certain fixed assets totaling $438,007 and annual depreciation expense of our fixed assets totaling $192,121.

Our Total Liabilities for the fiscal year ended July 31, 2007 were $1,798,394, an increase of $332,470, as compared to the year ended July 31, 2006 which were $1,465,924. The increase in our total liabilities compared to the prior year was primarily the result of additional interest accrued on our note payable to On The Go Healthcare, Inc. totaling $265,842.

OFF-BALANCE SHEET ARRANGEMENTS

None.

LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2007, we had total current assets of $12,286 and total current liabilities of $1,926,969, resulting in a working capital deficit of $1,914,683. As of that date, we had cash of $6,591. Our cash flow from operating activities for the quarter ended October 31, 2007 resulted in a surplus of $7,789 which primarily resulted from an increase in accounts payable and accrued liabilities. As of July 31, 2007, we had total current assets of $15,709 and total current liabilities of $1,798,394, resulting in a working capital deficit of $1,782,685. As of that date, we had cash of $2,599. Our cash flow from operating activities for the fiscal year ended July 31, 2007 resulted in a deficit of $50,115 which primarily resulted from a reduction in overall sales thereby decreasing our ability generate cash flow from our operations.

Our current cash balance and cash flow from operating activities will not be sufficient to fund our operations. Our cash flow from financing activities for the quarter ended October 31, 2007 resulted in a surplus of $3,004 which was primarily the result of loans we received from On The Go Healthcare, Inc. Our cash flow from financing activities for the fiscal year ended
July 31, 2007 resulted in a surplus of $46,473 which was primarily the result of loans we received from On The Go Healthcare, Inc. We will need to raise capital of approximately $300,000 to $350,000 through either debt or equity instruments to fund our operations. However we may not be successful in raising the necessary capital to fund our operations. In addition to amounts needed to fund our operations, we may need to generate an additional $1,926,969 to cover our current liabilities.

As of October 31, 2007, we have a $1,545,434 note payable and a $313,310 advance to On The Go Healthcare, Inc., payable on demand. We do not know when On The Go Healthcare will demand payment on this advance; however, should On The Go Healthcare demand payment we would need additional capital to repay this obligation.

As part of our acquisition of assets from On The Go Healthcare, Inc., we agreed to issue $250,000 worth our common stock and two promissory notes in the amount of $1,005,000. On February 23, 2006, we replaced the original promissory notes and issued to On The Go Healthcare Inc. two Secured Promissory Notes with a face value of $1,206,000. The increase from $1,005,000 to $1,206,000 represents a full year of accrued interest.
Although a full year of interest had not yet accrued, we agreed to include interest of $201,000 as opposed to $128,860 as consideration for replacing the original note. We must repay the Secured Promissory Notes one year after the Securities and Exchange Commission declares this registration statement effective. Until that time, on July 3, 2006 and each anniversary thereafter, the face value of the Secured Promissory Notes will increase by 20% until the Secured Promissory Notes are paid in full. The Secured Promissory Notes pay 20% simple annual interest. We may prepay the Secured Promissory Notes at any time with accrued interest and without penalty. The Secured Promissory Notes had a principal balance of $1,447,200 for the year ended July 31, 2007.

To secure both of the Secured Promissory Notes described immediately above, we granted to On the Go Healthcare Inc. a security interest in our assets. If we do not repay the Secured Promissory Notes according to their terms, On The Go Healthcare Inc. will have the right to seize substantially all of our assets. Additionally, On The Go Healthcare Inc. could liquidate our assets and retain any and all of the funds from the liquidation.

Until we are able to generate positive cash flows from operations in an amount sufficient to cover our current liabilities and debt obligations as they become due, if ever, we will remain reliant on borrowing funds or selling equity. We intend to raise funds through the issuance of debt or equity once this registration statement becomes effective. Raising funds in this manner typically requires much time and effort to find accredited investors, and the terms of such an investment must be negotiated for each investment made. We cannot guarantee that we will be able to raise sufficient funds to meet our obligations. If we do not raise sufficient funds, our operations will be curtailed or will cease entirely and you may lose all of your investment.

DESCRIPTION OF PROPERTY

We are headquartered in Concord, Ontario, Canada where we have a 4,000 square foot facility. We have a month-to-month arrangement and pay $3,000 CDN per month in rent. We do not have a written lease. We believe this facility is adequate for our needs for at least the next year and we believe this facility will be available for our use as long as we need it. We manufacture and ship our products directly from our head office.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of October 31, 2007, we have accrued a total of $47,634 in rent to Michael Levine, our Chief Executive Officer, President and Chairman of the Board for use of a 4,000 square foot facility within a building he owns in Concord, Ontario, Canada. The lease is on a month-to-month basis and we pay $3,000 CDN per month.

As of and for the fiscal year ended July 31, 2007 and 2006, we had purchases totaling $9,789 and $27,833, respectively, rent expense totaling $32,143 and $-0-, respectively, and outstanding payables totaling $33,746 and $3,502 with a vendor to which our Chief Executive Officer has a majority ownership interest.

During the fiscal years ended July 31, 2007 and July 31, 2006, On The Go Healthcare, Inc.'s internal accountants provided bookkeeping services and inventory/warehousing staff to us at no cost.

The above related party transactions are not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of these transactions were more favorable than would have been attained if the transactions were negotiated at arm's length.

On May 27, 2005 we issued a total of 4,000,000 shares of our common stock to Michael Levine, our Chief Executive Officer, President and Chairman of the Board, in exchange for services rendered to our company. Also, on May 27, 2005, we issued a total of 1,500,000 shares of our common stock to David Walt, in exchange for services rendered to our company in his capacity as our employee.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Number of Stockholders

The number of record holders of our common stock as of January 18, 2008 was approximately 12, not including nominees of beneficial owners.

Dividend Policy

We have not paid dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

EXECUTIVE COMPENSATION

None.

EMPLOYMENT AGREEMENTS

We do not currently have any employment agreements with our executive officers. As of January 18, 2008, our executive officers agreed to work without compensation until our cash position improves.


ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F St. NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                              VITAL PRODUCTS, INC.

                                     INDEX

                            October 31, 2007 and 2006


                                                                    Page


FINANCIAL STATEMENTS

Balance Sheets....................................................... F2

Statements of Operations............................................. F3

Statements Changes in Stockholders' Equity........................... F4

Statements of Cash Flows............................................. F5

NOTES TO FINANCIAL STATEMENTS................................... F6 - F9






                                                                            F1

VITAL PRODUCTS, INC.
Balance Sheets
As at October 31, 2007 (Unaudited) and July 31, 2007


                                                       October 31,    July 31,
                                                              2007        2007
                                                       -----------  ----------
                                                       (Unaudited)

ASSETS
    Current
        Cash                                            $    6,591   $   2,599
        Accounts receivable                                  5,695       8,885
        Inventory                                                -       4,225
                                                       -----------  ----------
                                                            12,286      15,709
                                                       -----------  ----------
    Other
        Equipment, net of accumulated depreciation          49,222      46,869
                                                       -----------  ----------
                                                            49,222      46,869
                                                       -----------  ----------
                                                        $   61,508   $  62,578
                                                       ===========  ==========

LIABILITIES
    Current
        Accounts payable and accrued liabilities        $   68,225   $  52,024
        Advances from On The Go Healthcare, Inc.           313,310     274,528
        Notes payable to On The Go Healthcare, Inc.      1,545,434   1,471,842
                                                       -----------  ----------
                                                         1,926,969   1,798,394
                                                       -----------  ----------

SHAREHOLDERS' DEFICIT
    Capital stock                                            1,075       1,075
    Additional paid-in capital                             334,475     334,475
    Accumulated other comprehensive income                (151,524)     67,715
    Deficit                                             (2,049,487) (2,139,081)
                                                       -----------  ----------
                                                        (1,865,461) (1,735,816)
                                                       -----------  ----------
                                                        $   61,508   $  62,578
                                                       ===========  ==========

See Accompanying Notes to Financial Statements

                                                                            F2

VITAL PRODUCTS, INC.
Statements of Operations
For the three months ended October 31, 2007 and 2006
(Unaudited)

                                                         For The      For The
                                                          Three        Three
                                                          Months       Months
                                                          Ended        Ended
                                                         October      October
                                                         31, 2007     31, 2006
                                                       -----------  ----------
                                                       (Unaudited)  (Unaudited)


Sales                                                    $   6,875   $  15,980
Cost of sales                                                4,665      12,233
                                                       -----------  ----------
Gross profit                                                 2,210       3,747
                                                       -----------  ----------
Operating expenses
  Depreciation                                               3,505      48,327
  Selling, general and administrative expenses              18,037      10,637
                                                       -----------  ----------
    Total operating expenses                                21,542      58,964
                                                       -----------  ----------
Net operating loss                                        ( 19,332)   ( 55,217)

Other income (expense)
  Financing costs                                         ( 73,592)   ( 81,330)
  Gain (loss) on currency exchange rate                    182,518      15,449
                                                       -----------  ----------
Net income (loss) for the period                         $  89,594  ($ 121,098)
                                                       ===========  ==========
Net income (loss) per common share, basic
  and fully diluted                                      $    0.01     ($ 0.01)
                                                       ===========  ==========
Weighted average number of common shares outstanding    10,750,000  10,750,000
                                                       ===========  ==========

See Accompanying Notes to Financial Statements

                                                                            F3

VITAL PRODUCTS, INC.
Statement of Shareholders' Deficit
For the three months ended October 31, 2007
(Unaudited)


                                                         Accumulated
                                                            Other
                                    Additional            Compreh-
                   Common Stock      Paid-In               ensive
                  Number   Amount    Capital    Deficit    Income       Total
                                                           (Loss)
-------------------------------------------------------------------------------
Balance,
July 31, 2007  10,750,000  $1,075  $334,475 ($2,139,081)  $67,715  ($1,735,816)

Foreign
currency
translation             -       -         -           -  (219,239)    (219,239)

Net loss                -       -         -      89,594         -     (787,980)
-------------------------------------------------------------------------------
Balance,
October 31,
2007           10,750,000   1,075   334,475 ($2,049,487)($151,524) ($1,865,461)
===============================================================================

See Accompanying Notes to Financial Statements

                                                                            F4

VITAL PRODUCTS, INC.
Statements of Cash Flows
For the three months ended October 31, 2007 and 2006
(Unaudited)


                                                         For The      For The
                                                          Three        Three
                                                          Months       Months
                                                          Ended        Ended
                                                         October      October
                                                         31, 2007     31, 2006
                                                       -----------  ----------
                                                       (Unaudited)  (Unaudited)


Operating activities
    Net income (loss)                                    $  89,594   ($121,098)
    Adjustments to reconcile net loss to net cash used
        by operating activities:
          Gain on currency exchange rate                  (182,518)
          Depreciation                                       3,505      48,327
          Interest on notes payables                        73,592      81,330
          Change operating assets and liabilities:
             Accounts receivable                             3,190       2,903
             Inventory                                       4,225       6,428
             Accounts payable and accrued  liabilities      16,201      (8,061)
                                                       -----------  ----------
Net cash provided by operating activities                    7,789       9,829
                                                       -----------  ----------
Financing activities
   Payment on advances                                           -     (13,470)
   Proceeds from advances                                    3,004           -
                                                       -----------  ----------
Net cash provided by financing activities                    3,004     (13,470)
                                                       -----------  ----------
Foreign currency translation effect                         (6,801)      2,210
                                                       -----------  ----------
Net increase in cash                                         3,992      (1,431)
Cash at beginning of period                                  2,599       6,241
                                                       -----------  ----------
Cash at end of period                                    $   6,591    $  4,810
                                                       ===========  ==========

See Accompanying Notes to Financial Statements

                                                                            F5

VITAL PRODUCTS, INC.
Notes to Financial Statements
October 31, 2007 and 2006
(Unaudited)

1. NATURE OF OPERATIONS AND BASIS FOR PRESENTATION

Vital Products, Inc. (the "Company") was incorporated in the State of Delaware on May 27, 2005. On July 5, 2005, the Company purchased the Childcare Division of On The Go Healthcare, Inc. which manufactures and distributes infant care products.

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the annual financial statements for the year ended July 31, 2007 of Vital Products, Inc.

The interim financial statements present the balance sheet, statements of operations, shareholders' deficit and cash flows of Vital Products, Inc. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of October 31, 2007 and the results of operations, shareholders' deficit and cash flows presented herein have been included in the financial statements. All such adjustments are of the normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

2. SIGNIFICANT ACCOUNTING POLICIES

Liquidity and Going Concern

During the three months ended October 31, 2007 and 2006, the Company incurred income (losses) of $89,594 and ($121,098), respectively and cash provided by operations was $7,789 and $9,829, respectively. The Company financed its operations through loans payable and vendors' credit.

Management believes that the current cash balances at October 31, 2007 and net cash proceeds from operations will not be sufficient to meet their cash requirements for the next twelve months.

Accordingly, these financial statements have been prepared on a going concern basis and do not include any adjustments to the measurement and classification of the recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has experienced losses in the period and there is negative working capital. The Company's ability to realize its assets and discharge its liabilities in the normal course of business is dependent upon continued support. The Company is currently attempting to obtain additional financing from its existing shareholders and other strategic investors to continue its operations. However, there can be no assurance that the Company will obtain sufficient additional funds from these sources.

                                                                            F6

The conditions cause substantial doubt about the Company's ability to continue as a going concern. A failure to continue as a going concern would require that stated amounts of assets and liabilities be reflected on a liquidation basis that could differ from the going concern basis.

Accounting Principles

The Company's accounting and reporting policies conform to generally accepted accounting principles and industry practice in the United States. The financial statements are prepared in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Intangibles

In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," which was adopted in its entirety on May 27, 2005, the Company evaluates the carrying value of intangible assets annually as of July 31 and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. When evaluating whether or not the asset is impaired, the Company compares the fair value of the reporting unit to which the asset is assigned to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of the reporting unit to its carrying amount. The initial evaluation of the Company's intangible asset, completed as of July 31, 2005 in accordance with (SFAS) No. 142 resulted in an impairment loss of $150,000. The Company performed an evaluation of its intangible asset as of July 31, 2006 which resulted in an impairment loss of $250,000.

Foreign Currency Translation

The Company considers the functional currency to be the local currency and, accordingly, their financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign exchange are included as a component of other comprehensive income (loss) within stockholders' deficit.

Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by Securities and Exchange Commission Staff Accounting Bulletin No. 104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

                                                                            F7

Income Taxes

The Company accounts for its income taxes under the liability method specified by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with Financial Accounting Standards Board 123(R), Accounting for Stock-Based Compensation. SFAS No. 123(R) requires all share-based payments to employees and non-employees, to be recognized in the income statement based on their fair values.

Basic Income/Loss Per Share

Basic net income/loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis.


Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholders' deficit and in the balance sheet as a component of shareholders' deficit.

New Accounting Pronouncements

In June 2007, the Emerging Issues Task Force ("EITF") ratified its conclusion on EITF Issue No. 06-11 "Accounting for the Income Tax Benefits of Dividends on Share-Based Payment Awards" ("EITF 06-11"). EITF 06-11 provides that tax benefits associated with dividends on share-based payment awards be recorded as a component of additional paid-in capital. EITF 06-11 is effective, on a prospective basis, for fiscal years beginning after December 15, 2007. Management is currently evaluating the impact that the adoption of EITF 06-11 will have on the Company's financial position, results of operation and cash flows.

                                                                            F8

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS 141R"). SFAS 141R establishes principles and requirements for how a company recognizes assets acquired, liabilities assumed, contractual contingencies and contingent consideration measured at fair value at the acquisition date. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effect of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. Management is currently evaluating the impact that the adoption of SFAS 141R will have on the Company's financial position, results of operation and cash flows.

In December 2007, the FASB issued SFAS No. 160 "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent's ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interest of the parent and the interest of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. Management does not expect the adoption of SFAS 160 to have any impact on the Company's financial position, results of operation or cash flows.

                                                                            F9

                              VITAL PRODUCTS, INC.

                                     INDEX

                            July 31, 2007 and 2006


                                                                    Page


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.............. F11


FINANCIAL STATEMENTS

Balance Sheets....................................................... F12

Statements of Operations............................................. F13

Statements Changes in Stockholders' Equity........................... F14

Statements of Cash Flows............................................. F15

NOTES TO FINANCIAL STATEMENTS.................................. F16 - F23


                                                                            F10

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Vital Products, Inc.

We have audited the accompanying balance sheets of Vital Products, Inc. as of July 31, 2007 and 2006 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended July 31, 2007. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vital Products, Inc. as of July 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant losses from operations, anticipates additional losses in the next fiscal year, and has insufficient working capital as of July 31, 2007 to fund the anticipated losses. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. Managements' plans in regards to these matters are described in Note 3. These financial statements do not include any adjustments that might results from the outcome of this uncertainty.



/s/ Danziger Hochman Partners LLP
-----------------------------------
Danziger Hochman Partners LLP


Toronto, Ontario
September 19, 2007
                                                                            F11

VITAL PRODUCTS, INC.
Balance Sheets
As at July 31, 2007 and 2006



                                                          July 31,    July 31,
                                                              2007        2006
                                                        ----------  ----------
ASSETS
  Current
    Cash                                                $    2,599  $    6,241
    Accounts receivable                                      8,885      10,279
    Inventory (note 4)                                       4,225      43,696
                                                        ----------  ----------
                                                            15,709      60,216
                                                        ----------  ----------
  Other
    Equipment, net of accumulated depreciation (note 5)     46,869     602,314
                                                        ----------  ----------
                                                            46,869     602,314
                                                        ----------  ----------
                                                        $   62,578  $  662,530
                                                        ==========  ==========

LIABILITIES
  Current
    Accounts payable and accrued liabilities            $   52,024  $   31,869
    Advances from On the Go Healthcare, Inc.(note 6)       274,528     210,804
    Notes payable to On the Go Healthcare, Inc.(note 7)  1,471,842   1,223,251
                                                        ----------  ----------
                                                         1,798,394   1,465,924
                                                        ----------  ----------

SHAREHOLDERS' DEFICIENCY
  Capital stock (note 8)                                     1,075       1,075
  Additional paid-in capital                               334,475     334,475
  Accumulated other comprehensive income (loss)             67,715      (6,451)
  Accumulated deficit                                   (2,139,081) (1,132,493)
                                                        ----------  ----------
                                                        (1,735,816)   (803,394)
                                                        ----------  ----------
                                                        $   62,578  $  662,530
                                                        ==========  ==========

See Accompanying Notes to Financial Statements

                                                                            F12

VITAL PRODUCTS, INC.
Statements of Operations
For the years ended July 31, 2007 and 2006


                                                        For The     For The
                                                        Year Ended  Year Ended
                                                        July 31,    July 31,
                                                              2007        2006
                                                        ----------  ----------

Sales                                                   $   51,390  $  391,883
Cost of sales                                               34,679     360,301
                                                        ----------  ----------
Gross profit                                                16,711      31,582
                                                        ----------  ----------
Operating expenses
  Depreciation                                             192,121     218,470
  Selling, general and administrative expenses             127,581     150,669
  Impairment of intangible assets                                -     250,000
  Impairment of equipment                                  438,007           -
                                                        ----------  ----------
    Total operating expenses                               757,709     619,139
                                                        ----------  ----------
Net operating loss                                       ( 740,998)  ( 587,557)

Other revenues (expenses)
  Interest                                               ( 264,866)  ( 201,000)
  Gain (loss) on currency exchange                           ( 724)        577
                                                        ----------  ----------
Net loss                                               ($1,006,588) ($ 787,980)
                                                        ==========  ==========
Net loss per common share                                  ($ 0.09)    ($ 0.07)
                                                        ==========  ==========
Weighted average number of common shares outstanding    10,750,000  10,750,000
                                                        ==========  ==========

See Accompanying Notes to Financial Statements

                                                                            F13

VITAL PRODUCTS, INC.
Statement of Changes in Shareholders' Equity
For the years ended July 31, 2007 and 2006

                                                         Accumulated
                                                             Other
                                     Additional            Compreh-
                    Common Stock      Paid-In               ensive
                   Number   Amount    Capital     Deficit   Income       Total
                                                            (Loss)
-------------------------------------------------------------------------------
Balance,
July 31, 2005  10,750,000  $ 1,075  $ 334,475  ($ 344,513) $     -    ($ 8,963)

Foreign
currency
translation             -        -          -           -   (6,451)     (6,451)

Net loss                -        -          -    (787,980)       -    (787,980)
-------------------------------------------------------------------------------
Balance,
July 31, 2006  10,750,000    1,075    334,475  (1,132,493)  (6,451)   (803,394)

Foreign
currency
translation             -        -          -           -   74,166      74,166

Net loss                -        -          -  (1,006,588)       -  (1,006,588)
-------------------------------------------------------------------------------
Balance,
July 31, 2007  10,750,000  $ 1,075  $ 334,475 ($2,139,081) $67,715 ($1,735,816)
===============================================================================

See Accompanying Notes to Financial Statements

                                                                            F14

VITAL PRODUCTS, INC.
Statements of Cash Flows
For the years ended July 31, 2007 and 2006


                                                        For The     For The
                                                        Year Ended  Year Ended
                                                        July 31,    July 31,
                                                              2007        2006
                                                        ----------  ----------

Operating activities
    Net loss                                           ($1,006,588)  ($787,980)
    Adjustments to reconcile net loss to net cash used
        by operating activities:
            Depreciation                                   192,121     218,470
            Impairment of intangible asset                       -     250,000
            Impairment of equipment                        438,007           -
            Change operating assets and liabilities:
                Accounts receivable                          1,394      63,988
                Inventory                                   39,471     (72,166)
                Prepaid expenses                                 -         486
                Accounts payable and accrued liabilities    19,638     (15,215)
                Interest accrued on notes payables         265,842     201,000
                                                        ----------  ----------
Net cash used in operating activities                      (50,115)   (141,417)

Financing activities
   Repayment of notes payable                              (17,251)          -
   Proceeds from advances from On The Go Healthcare, Inc.   63,724     147,658
                                                        ----------  ----------
Net cash provided by financing activities                   46,473     147,658
                                                        ----------  ----------
Net change in cash                                          (3,642)      6,241
Cash, beginning of period                                    6,241           -
                                                        ----------  ----------

Cash, end of period                                     $    2,599    $  6,241
                                                        ==========  ==========

See Accompanying Notes to Financial Statements

                                                                            F15

1.  NATURE OF OPERATIONS AND BASIS FOR PRESENTATION

Vital Products, Inc. (the "Company") was incorporated in the State of Delaware on May 27, 2005. On July 5, 2005, the Company purchased the Childcare Division of On The Go Healthcare, Inc. which manufactures and distributes infant care products.

2.  ACQUISITIONS

On July 5, 2005, the Company acquired all of the equipment including molds and dies, intellectual property, customer lists and all of the books and records of the Childcare Division of On The Go Healthcare, Inc. The results have been recorded since that date. The Childcare Division manufactures and distributes infant care products. The purchase has been accounted for as an asset purchase as follows:

        Equipment and molds     $   855,000
        Intangible assets           400,000
                                -----------
                                $ 1,255,000
                                ===========

The Company paid for this acquisition by issuing two promissory notes of $750,000 and $255,000, and 1,000,000 common shares valued at $250,000 all
together totaling $1,255,000.   The intangible assets totaling $400,000
comprised customer lists and rights to use the molds and brand name.
The value of the equipments and molds totaling $855,000 was based on the historical cost from On The Go Healthcare, Inc. The value of the intangible assets (customer lists and rights to use the molds and brand name) was based upon the fair value of the Company trying to obtain similar customers and licensing rights for similar products. Of the $400,000 of acquired intangible assets, $300,000 has been assigned to current products and $100,000 was assigned to future products. The $400,000 of Intangible assets has been written off as of July 31, 2006. During the year ended July 31, 2007, the Company wrote off approximately $438,000 of the net book value of the equipment and molds.

3.  SIGNIFICANT ACCOUNTING POLICIES

Liquidity and Going Concern

At July 31, 2007, the Company had not yet achieved profitable operations. During the years ended July 31, 2007 and 2006, the Company incurred losses of $1,006,588 and $787,980, and incurred deficits in its cash flows from operations of $50,115 and $141,417, respectively. The Company has financed its operations through loans and advances payable and vendors' credit.

Management believes that the current cash balances at July 31, 2007 and anticipated fiscal 2008 net cash flows from operations will not be sufficient to meet the Company's cash requirements for the next twelve months. These conditions cause substantial doubt about the Company's ability to continue as a going concern. A failure to continue as a going concern would require that stated amounts of assets and liabilities be reflected on a liquidation basis that could differ from the going concern basis.

These financial statements have been prepared on a going concern basis and do not include any adjustments to the measurement and classification of the recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
The Company's ability to realize its assets and discharge its liabilities in the normal course of business is dependent upon continued support. The Company is currently attempting to obtain additional financing from its existing shareholders and other strategic investors to continue its operations. However, there can be no assurance that the Company will obtain sufficient additional funds from these sources.

                                                                            F16

Accounting Principles

The Company's accounting and reporting policies conform to generally accepted accounting principles and industry practices in the United States. The financial statements are prepared in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Financial statement items subject to significant management judgment include the allowance for doubtful accounts, the valuation of inventory, the valuation of equipment and intangible assets, as well as income taxes and loss contingencies. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. At July 31, 2007 and 2006, cash equivalents amounted to $Nil.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts as a best estimate of the amount of probable credit losses in its accounts receivable. Each month the Company reviews this allowance and considers factors such as customer credit, past transaction history with the customer and changes in customer payment terms when determining whether the collection of a receivable is reasonably assured. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Receivables are charged off against the allowance for doubtful accounts when it becomes probable that a receivable will not be recovered.

Fair Value of Financial Instruments

The Company's financial instruments comprise cash, accounts receivable, accounts payable and accrued liabilities and advances from and notes payable to On The Go Healthcare, Inc. The carrying value of Company's short-term instruments approximates fair value, unless otherwise noted, due to the short-term maturity of these instruments. In management's opinion, the fair value of notes payable is approximate to carrying value as the interest rates and other features of these instruments approximate those obtainable for similar instruments in the current market. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks in respect of these financial instruments.

                                                                            F17

Inventory

Inventory comprises finished goods held for sale and is stated at lower of cost or market value. Cost is determined by the average cost method. The Company estimates the realizable value of inventory based on assumptions about forecasted demand, market conditions and obsolescence. If the estimated realizable value is less than cost, the inventory value is reduced to its estimated realizable value. If estimates regarding demand and market conditions are inaccurate or unexpected changes in technology affect demand, the Company could be exposed to losses in excess of amounts recorded.

Equipment

Equipment is recorded at cost less accumulated depreciation. Depreciation of equipment is provided annually on a declining basis and straight line basis over the estimated useful life of the asset, except for current year additions on which 1/2 of the rates are applicable:

        Manufacturing equipment         20% declining balance
        Molds                            3  years straight line

The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other revenues (expenses). The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

For the year ended July 31, 2007, the Company wrote off certain equipment and molds that provided no future economic benefit. The value of the writedowns approximated $438,000.

Intangible Assets

In accordance with Statement of Financial Accounting Standards (SFAS)
No. 142, "Goodwill and Other Intangible Assets," which was adopted in its entirety on May 27, 2005, the Company evaluates the carrying value of intangible assets annually as of July 31 and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.
When evaluating whether or not the asset is impaired, the Company compares the fair value of the reporting unit to which the asset is assigned to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of the reporting unit to its carrying amount. The initial evaluation of the Company's intangible assets, completed as of July 31, 2005 in accordance with (SFAS) No. 142 resulted in an impairment loss of $150,000. The
Company performed an evaluation of its intangible assets as of July 31, 2006 which resulted in an additional impairment loss of $250,000.

                                                                            F18

Foreign Currency Translation

The Company considers the functional currency to be the local currency and, accordingly, its financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign exchange are included as a component of other comprehensive income (loss) within stockholders' equity.

Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by Securities and Exchange Commission Staff Accounting Bulletin No. 104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and estimated returns.

Income Taxes

The Company accounts for its income taxes under the liability method specified by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. As of July 31, 2007, the Company has available for income tax purposes a net operating loss carry forward of approximately $1,964,000, expiring in the years from 2015 to 2027, that may be used to offset taxes on future taxable income. As of July 31, 2007, the Company has provided a valuation reserve against the full amount of the net operating loss benefit, since, in the opinion of management, based upon the limited earning history of the Company, it is more likely than not that the benefits will not be realized.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with Financial Accounting Standards Board 123(R), Accounting for Stock-Based Compensation. SFAS No. 123(R) requires all share-based payments to employees and non-employees to be recognized in the income statement based on their fair values.

Basic Loss per Share

Basic net loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis.

                                                                           F19

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statements of changes in shareholders' equity and in the balance sheets as a component of shareholders' deficit

New Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2007. Management does not expect the adoption of this statement to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. Management does not expect the adoption of this statement to have a material effect on the Company's future reported financial position or results of operations.

                                                                           F20

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. Management does not expect the adoption of this statement to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities
- - Including an Amendment of FASB Statement No. 115." This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements." Management does not expect the adoption of this statement to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management does not expect the adoption of this statement to have a material effect on the Company's future reported financial position or results of operations.

                                                                         F21

4.  INVENTORY

As of July 31, 2007 and 2006, inventory comprised the following:

                                                      2007           2006
                                               ------------    -----------
        Finished goods                         $     4,225     $    31,203
        Raw materials                                    -          12,493
                                               ------------    -----------
                                               $     4,225     $    43,696
                                               ============    ===========
5.  EQUIPMENT

As of July 31, 2007 and 2006, equipment consists of the following:

                                                      2007           2006
                                               ------------    -----------
        Machinery and equipment                $   306,456     $   606,000
        Molds                                     210,555         249,000
                                               ------------    -----------
                                                   517,011         855,000
        Less:  Accumulated depreciation           (470,142)       (252,686)
                                               ------------    -----------
        Equipment, net                         $    46,869     $   602,314
                                               ============    ===========

6.  ADVANCES FROM ON THE GO HEALTHCARE, INC.

Advances from On The Go Healthcare, Inc. as of July 31, 2007 and 2006 are unsecured, non-interest bearing and have no fixed repayment terms. Accordingly, these advances are presented as current on the accompanying balance sheets as current liabilities.

7.  NOTES PAYABLE TO ON THE GO HEALTHCARE, INC.

The notes payable were part of the consideration for the purchase of the assets of the Childcare Division of On The Go Healthcare, Inc. The notes bear interest at 20% per annum, allow for the lender to secure a portion of the Company assets up to 200% of the face value of the loan and mature one year from the date the Company has a registration statement accepted by the Securities and Exchange Commission. As of July 31, 2007, the lender had not secured any of the Company's assets. As of July 31, 2007 and 2006, notes payable to On The Go Healthcare, Inc. comprise the following:




                                                      2007           2006
                                               ------------    -----------
        Principal                              $  1,447,200    $ 1,206,000
        Interest                                     24,642         17,251
                                               ------------    -----------
                                               $  1,471,842    $ 1,223,251
                                               ============    ===========

8.  CAPITAL STOCK

Capital stock consists of 1,000,000 authorized preferred shares with a $0.01 par value and 100,000,000 common shares with a $0.0001 par value. As of July 31, 2007 and 2006, there were no issued and outstanding preferred shares 10,750,000 share of common stock had been issued and outstanding for both years.

                                                                            F22

9.  INCOME TAXES

The following is a reconciliation comparing income taxes calculated at the statutory rates to the amounts provided in the accompanying financial statements as of July 31, 2007 and 2006:

        The Company's computation of income tax recovery is as follows:

                                                      2007           2006
                                               ------------    -----------
        Net loss for the period                $(1,006,588)    $ (787,980)
        Enacted income tax rate                         36%            36%
                                               ------------    -----------
        Income tax recovery at enacted rate       (362,372)      (283,673)
        Non-deductible expenses                          -              -
        Change in valuation allowance              362,372        283,673
                                               ------------    -----------
        Income tax expense / recovery          $         -     $        -
                                               ============    ===========

        Components of the Company's net
        future income tax assets are:

                                                      2007           2006
                                               ------------    -----------
        Non-capital loss carry forward         $   707,083     $  344,711
        Valuation allowance                       (707,083)      (344,711)
                                               ------------    -----------
        Net future income tax assets           $         -     $        -
                                               ============    ===========

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management has provided for a valuation allowance on all of its losses as there is no assurance that future tax benefits will be realized.

The non-capital losses expire in 2015 through 2027.


10. RELATED PARTY TRANSACTIONS

As of and for the fiscal year ended July 31, 2007 and 2006, the Company had purchases totaling $9,789 and $27,833, respectively, rent expense totaling $32,143 and $-0-, respectively, and outstanding payables totaling $33,746 and $3,502 with a vendor to which the Company's Chief Executive Officer has a majority ownership interest.

During the year ended July 31, 2007 and fiscal year ended July 31, 2006, On The Go Healthcare, Inc.'s internal accountants provided bookkeeping services and inventory/warehousing staff to the Company at no cost. The value of such bookkeeping is considered immaterial and therefore no amounts have been recorded.


11. CUSTOMER CONCENTRATION


During the year ended July 31, 2007, approximately $15,550, or 30% of the Company's gross revenue, was derived from one customer. The Company did not have a similar concentration during the 2006 fiscal year.

                                                                            F23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants. None of our principal independent accountants have resigned or declined to stand for re-election.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and our By-laws provide that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- for any breach of the director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or

- for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Certificate of Incorporation and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Certificate of Incorporation or By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions.

                                                   Amount to Be paid

        SEC Registration Fee                                $    900
        Printing and Edgarizing expenses                    $  1,500
        Legal fees and expenses                             $ 16,000
        Accounting fees and expenses                        $  5,000
        Transfer agent                                      $    500
        Stock certificates                                  $    300
        Miscellaneous                                       $    800

        Total                                               $ 25,000


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

RECENT SALES OF UNREGISTERED SECURITIES

On May 27, 2005, we issued the following shares of common stock to the following individuals or entities:

                                                      Shares of Stock
                                                      ---------------

Michael Levine                                              4,000,000

David Walt                                                  1,500,000

Nadav Elituv                                                  500,000

The Cellular Connection Ltd.                                  500,000

Ari Blain                                                     500,000

Simeon Wohlberg                                               500,000

Brett W. Gold                                                 500,000

Al Kau                                                        500,000

Doug Clark                                                    500,000

Trust to Benefit On The Go Healthcare Shareholders          1,000,000

Nfc Corporation                                               750,000

The securities issued in the foregoing transactions were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes to:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act:

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional changed material information on the plan of distribution.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) That for the purpose of determining any liability under the Securities Act to any purchaser:

   (1) If the small business issuer is relying on Rule 430B (section 230.430B of this chapter):

     (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3)(section 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
         (b)(5), or (b)(7) (section 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)(section 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

   (iii) Each prospectus filed pursuant to Rule 424(b)(section 230.424(b) of this chapter)as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (section 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any such document immediately prior to such date of first use.

EXHIBITS

3.1 Certificate of Incorporation (included as exhibit 3.1 to the Form SB-2 filed August 29, 2005 and incorporated herein by reference).

3.2 By-laws (included as exhibit 3.2 to the Form SB-2 filed August 29, 2005 and incorporated herein by reference).

4.1   Form of Stock Certificate (included as exhibit 4.1 to the Form SB-2
      filed October   26, 2006 and incorporated herein by reference).

5.1   Opinion re: legality of Amy M. Trombly, Esq. (filed herewith).

10.1 Asset Sale Agreement between the Company and On The Go Healthcare, Inc. dated July 5, 2005 (included as exhibit 10.3 to the Form SB-2 filed August 29, 2005 and incorporated herein by reference).

10.2 Secured Promissory Note between the Company and On The Go Healthcare, Inc. dated February 23, 2006 (included as exhibit 10.2 to the Form SB-2 filed February 24, 2006 and incorporated herein by reference).

10.3 Secured Promissory Note between the Company and On The Go Healthcare, Inc. dated February 23, 2006 (included as exhibit 10.3 to the Form SB-2 filed February 24, 2006 and incorporated herein by reference).

10.4 Vital Products, Inc. Trust Agreement between the Company and Amy Trombly as Trustee dated May 27, 2005 (included as exhibit 10.4 to the Form
      SB-2 filed October 26, 2006 and incorporated herein by reference).

23.1  Consent of Independent Auditors.

23.2  Consent of Counsel (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, Province Ontario, Country of Canada, on February 27, 2008.

                                              Vital Products, Inc.


                                              By:/s/ Michael Levine
                                              --------------------------
                                              Michael Levine
                                              Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                       Title                                      Date


By:/s/ Michael Levine                                         February 27, 2008
-------------------------  President, Chief Executive Officer, ----------------
  Michael Levine           Chairman and Director

By:/s/ Henry Goldberg      Chief Financial Officer and        February 27, 2008
-------------------------  Accounting Officer and Director     ----------------
  Henry Goldberg

By:/s/ Bram Lecker         Director                           February 27, 2008
-------------------------                                      ----------------
  Bram Lecker






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